Exhibit 10.14

LETTER OF AUTHORIZATION

I, Yin Baohong, the resident of People’s Republic of China (hereafter “China”) and the ID card number 320102196710242849, am the shareholder who possesses 21% equity right (hereafter “Personal Equity”) of Beijing Dongda Zhengbao Science and Technology Co., Ltd (hereafter “S&T Company”). I hereby, for my Personal Equity, irrevocably authorize the person appointed by Beijing Champion Distance Education Technology Co., Ltd (hereafter “Champion Company”) to exercise the following rights within the valid period of this Letter of Authorization.

I authorize Champion Company or its appointed person as my exclusive agent to exercise the rights about my Personal Equity on full behalf of myself, including without limitation:

1.	Exercise the shareholder’s right and the shareholder’s voting right that should be enjoyed by me according to the provisions of laws and Articles of Association, including without limitation: sell, transfer, pledge, or dispose all or parts of my equity; and

2.	Designate and appoint the legal representative (chairman of the board of directors), directors, supervisors, general manager and other senior management staff of the company.

Champion Company or its appointed person has the right, within the authorization limitation, to sign the Equity Transfer Contract provided by the Exclusive Purchase Contract in which I am the signing party, to perform the Equity Pledge Contract and the Exclusive Purchase Contract according to schedule. The performance of such rights will not make any restriction for this Letter of Authorization.

All conducts of Champion Company or its appointed person about my Personal Equity should be deemed as my personal conducts, all the documents signed by Champion Company or its appointed person should be deemed as signed by myself without my agreement in advance. I will accept all the conducts above.

Champion Company or its appointed person has the right to sub-authorize the authorized matter above to other persons or entities without notice to me or getting the permission from me in advance.

This Letter of Authorization will be irrevocable and continuously effective during the period I am the shareholder of S&T Company as of this Letter of Authorization executed.

I hereby waive the rights in relation to my Personal Equity that has been empowered to Champion Company or its appointed person according to this Letter of Authorization within the valid period of the Letter of Authorization, and will not exercise such rights by myself.

Signature:	Yin Baohong
Date:	March 25th, 2008

Witness:	Yu Ning
Date:	March 25th, 2008

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